Exhibit 99.1
MARATHON OIL CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On May 31, 2017, Marathon Oil Corporation (the "Corporation") completed the sale of its shares in its wholly owned subsidiary Marathon Oil Corporation Canada (the "Canadian business"), which includes the Corporation's 20 percent non-operated interest in the Athabasca Oil Sands Project, to 10084751 Canada Limited ("Shell"), an affiliate of Shell Canada Limited, and Canadian Natural Resources Limited ("CNRL" and, together with Shell, the "Purchasers") for proceeds of approximately $2.5 billion, before closing adjustments. Under the terms of the share purchase agreement, approximately $1.75 billion was paid to the Corporation upon closing and the remaining $750 million in proceeds will be paid in the first quarter of 2018. The effective date of the transaction is January 1, 2017. Full-year 2016 net synthetic crude oil production in the Canadian business averaged approximately 48,000 net barrels per day. Marathon Oil Corporation Canada and Shell Canada Limited are both party to the Athabasca Oil Sands Project joint venture and related agreements.
Our Form 10-Q for the quarterly period ended March 31, 2017 reflected the Canadian business as discontinued operations for all periods presented in the consolidated statements of income and reflected the Canadian assets and liabilities as held for sale in the March 31, 2017 consolidated balance sheet for all periods presented.
Our unaudited pro forma consolidated financial data was derived from our historical consolidated financial statements. The unaudited pro forma consolidated balance sheet assumes the disposition of the Canadian business occurred on March 31, 2017. The unaudited pro forma consolidated statements of income give effect to the disposition of the Canadian business as if the disposition occurred on January 1, 2014. The following unaudited pro forma consolidated financial information should be read in conjunction with our historical financial statements and notes, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma consolidated information is for illustrative and informational purposes only and is not intended to reflect what our consolidated financial position and results of operations would have been had the disposition occurred on the dates indicated and is not necessarily indicative of our future consolidated financial position and results of operations.
The pro forma adjustments remove all of the Canadian business’ assets, liabilities and results of operations, and give effect to an adjustment to reflect the net cash proceeds and loss from the sale of the Canadian business.

MARATHON OIL CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (Unaudited)
For the Year ended December 31, 2016

(In millions, except per share data)	Historical	Disposition (a)	Pro Forma
Revenues and other income:
Sales and other operating revenues, including related party	$3,753	$(823)	$2,930
Marketing revenues	278	(38)	240
Income from equity method investments	175	—	175
Net gain on disposal of assets	389	—	389
Other income	55	(2)	53
Total revenues and other income	4,650	(863)	3,787
Costs and expenses:
Production	1,313	(601)	712
Marketing, including purchases from related parties	282	(37)	245
Other operating	511	(27)	484
Exploration	330	(7)	323
Depreciation, depletion and amortization	2,395	(239)	2,156
Impairments	67	—	67
Taxes other than income	168	(17)	151
General and administrative	484	(3)	481
Total costs and expenses	5,550	(931)	4,619

Loss from operations	(900)	68	(832)
Net interest and other	(335)	3	(332)
Loss from continuing operations before income taxes	(1,235)	71	(1,164)
Provision for income taxes	905	18	923
Loss from continuing operations	$(2,140)	$53	$(2,087)

Per Share Data

Loss from continuing operations
Basic	$(2.61)		$(2.55)
Diluted	$(2.61)		$(2.55)

Weighted average shares
Basic	819		819
Diluted	819		819
See accompanying notes to the unaudited pro forma consolidated financial statements.

MARATHON OIL CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (Unaudited)
For the Year ended December 31, 2015

(In millions, except per share data)	Historical	Disposition (a)		Pro Forma
Revenues and other income:
Sales and other operating revenues, including related party	$4,951	$(815)		$4,136
Marketing revenues	571	(72)		499
Income from equity method investments	145	—		145
Net gain on disposal of assets	120	—		120
Other income	74	(21)		53
Total revenues and other income	5,861	(908)		4,953
Costs and expenses:
Production	1,694	(715)		979
Marketing, including purchases from related parties	569	(69)		500
Other operating	438	(28)		410
Exploration	1,318	(347)		971
Depreciation, depletion and amortization	2,957	(236)		2,721
Impairments	752	(31)		721
Taxes other than income	234	(18)		216
General and administrative	590	(2)		588
Total costs and expenses	8,552	(1,446)		7,106

Loss from operations	(2,691)	538		(2,153)
Net interest and other	(267)	(19)		(286)
Loss from continuing operations before income taxes	(2,958)	519		(2,439)
Provision (benefit) for income taxes	(754)	16	(b)	(738)
Loss from continuing operations	$(2,204)	$503		$(1,701)

Per Share Data

Loss from continuing operations
Basic	$(3.26)			$(2.51)
Diluted	$(3.26)			$(2.51)

Weighted average shares
Basic	677			677
Diluted	677			677
See accompanying notes to the unaudited pro forma consolidated financial statements.

MARATHON OIL CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (Unaudited)
For the Year ended December 31, 2014

(In millions, except per share data)	Historical	Disposition (a)	Pro Forma
Revenues and other income:
Sales and other operating revenues, including related party	$8,736	$(1,556)	$7,180
Marketing revenues	2,110	(52)	2,058
Income from equity method investments	424	—	424
Net loss on disposal of assets	(90)	—	(90)
Other income	78	(4)	74
Total revenues and other income	11,258	(1,612)	9,646
Costs and expenses:
Production	2,246	(968)	1,278
Marketing, including purchases from related parties	2,105	(52)	2,053
Other operating	462	(40)	422
Exploration	793	(1)	792
Depreciation, depletion and amortization	2,861	(206)	2,655
Impairments	132	—	132
Taxes other than income	406	(20)	386
General and administrative	654	(3)	651
Total costs and expenses	9,659	(1,290)	8,369

Income from operations	1,599	(322)	1,277
Net interest and other	(238)	(18)	(256)
Income from continuing operations before income taxes	1,361	(340)	1,021
Provision for income taxes	392	(81)	311
Income from continuing operations	$969	$(259)	$710

Per Share Data

Income from continuing operations
Basic	$1.42		$1.04
Diluted	$1.42		$1.04

Weighted average shares
Basic	680		680
Diluted	683		683
See accompanying notes to the unaudited pro forma consolidated financial statements.

MARATHON OIL CORPORATION
PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
As of March 31, 2017

(In millions, except per share data)	Historical	Disposition		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$2,490	$1,822	(c)	$4,312
Receivables, less reserve of $5	751	741	(d)	1,492
Inventories	145	—		145
Other current assets	134	—		134
Current assets held for sale	223	(222)	(e)	1
Total current assets	3,743	2,341		6,084
Equity method investments	906	—		906
Property, plant and equipment less accumulated depreciation, depletion and amortization of $20,692	16,533	—		16,533
Goodwill	115	—		115
Other noncurrent assets	698	—		698
Noncurrent assets held for sale	2,542	(2,541)	(e)	1
Total assets	$24,537	$(200)		$24,337
Liabilities
Current Liabilities:
Accounts payable	$1,081	$—		$1,081
Payroll and benefits payable	70	—		70
Accrued taxes	81	—		81
Other current liabilities	222	—		222
Long-term debt due within one year	1,541	—		1,541
Current liabilities held for sale	104	(104)	(e)	—
Total current liabilities	3,099	(104)		2,995
Long-term debt	5,723	—		5,723
Deferred tax liabilities	800	—		800
Defined benefit postretirement plan obligations	365	—		365
Asset retirement obligations	1,622	—		1,622
Deferred credits and other liabilities	221	—		221
Noncurrent liabilities held for sale	123	(116)	(e)	7
Total liabilities	11,953	(220)		11,733
Commitments and contingencies
Stockholders' Equity
Preferred Stock - no shares issued and outstanding (no par value, 26 million shares authorized)	—	—		—
Common stock:
Issued - 937 million shares (par value $1 per share, 1.1 billion shares authorized)	937	—		937
Securities exchangeable into common stock - no shares issued or outstanding (no par value, 29 million shares authorized)	—	—		—
Held in treasury, at cost - 87 million shares	(3,314)	—		(3,314)
Additional paid-in-capital	7,336	—		7,336
Retained earnings	7,673	20	(f)	7,693
Accumulated other comprehensive loss	(48)	—		(48)
Total stockholders' equity	12,584	20		12,604
Total liabilities and stockholders' equity	$24,537	$(200)		$24,337
See accompanying notes to the unaudited pro forma consolidated financial statements.

MARATHON OIL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)
Amounts reflect the pro forma effect of eliminating the results of operations of our Canadian business for the years ended December 31, 2016, 2015 and 2014 from the presentation of continuing operations in the unaudited pro forma consolidated statements of income.

(b)	Includes $135 million of deferred tax expense related to Alberta provincial corporate tax rate increase.
(c)	Represents net cash proceeds received at closing from the sale of our Canadian business, including $72 million related to closing adjustments.
(d)	Represents the estimated fair value of the remaining net cash proceeds from the sale of our Canadian business to be received in the first quarter of 2018.
(e)	Represents the removal of the assets and liabilities held for sale from the balance sheet.
(f)	Represents the non-recurring estimated loss on sale that would have been recorded if we had completed the Canadian business sale on March 31, 2017.